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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS
                          TO INCORPORATION BY REFERENCE


The Board of Directors GAINSCO, INC.:

We consent to the incorporation by reference in the registration statements (No. 33-48634 and No. 33-37070) on Form S-8 of GAINSCO, INC. of our reports dated March 18, 2002, relating to the consolidated balance sheets of GAINSCO, INC. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, and all related schedules, which reports appear in the December 31, 2001 annual report on Form 10-K of GAINSCO, INC. Our report refers to a change in the method of accounting for residual interests in securitizations in 2001 as a result of the adoption of EITF 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.



                                                                 KPMG LLP


Dallas, Texas
March 30, 2002